CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Michael J. Smith, President and Secretary of Blue Earth Refineries Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 20-F/A, Amendment No. 1, of Blue Earth Refineries Inc. for the year ended June 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Blue Earth Refineries Inc.

Dated: January 6, 2006

/s/ Michael J. Smith

Michael J. Smith

President and Secretary

(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Blue Earth Refineries Inc. and will be retained by Blue Earth Refineries Inc. and furnished to the Securities and Exchange Commission or its staff upon request.